EXHIBIT 99.1


PRESS RELEASE


FOR IMMEDIATE RELEASE:                                  CONTACT:

Valhi, Inc.                                             William C. Timm
5430 LBJ Freeway, Suite 1700                            Vice President - Finance
Dallas, TX  75240                                         and Administration
                                                        214/450-4212


                  VALHI REPORTS IMPROVED FIRST QUARTER RESULTS


    DALLAS, TEXAS . . April 27, 1994 . . Valhi reported a net loss for the first quarter of 1994 of $700,000, or $.01 per share, compared to a net loss of $60.3 million, or $.53 per share, in the first quarter of 1993.

    Sales were up 10% to $189 million as each of the Company's four business segments reported higher sales, and operating income increased 13% to $18.6 million. In the refined sugar segment, higher volumes more than offset the effect of slightly lower prices. Earnings declines in the solid wood portion of the forest products segment, primarily attributable to the Company's reduction in logs offered for sale, more than offset significant improvements in medium density fiberboard ("MDF") earnings. MDF operations benefitted from both higher volumes and sales prices. Fast food earnings were hampered by relatively worse winter weather early in 1994, while increased promotion of value-priced sandwiches aided sales comparisons and dampened margin comparisons. The significant improvement in hardware products sales, earnings and margins resulted from higher volumes in each major product line.

    The repayment of certain high-cost debt during 1993, funded in part using proceeds from lower-cost borrowings, was a significant factor in the 25% reduction in interest expense. The unfavorable comparison of general corporate and other items includes a $1 million 1994 decline in market value of the Company's holdings of fixed-income investments.

    Valhi's aggregate equity in losses of its publicly-traded unconsolidated affiliates, NL Industries, Inc. (49%-owned) and Tremont Corporation (48%-owned), was significantly lower in the first quarter of 1994 than in 1993. The 1993 loss attributable to affiliates included an $84 million provision for an other than temporary decline in market value of NL stock.

    The geographic mix of income in 1994 comprising the relatively nominal net pre-tax loss resulted in net income tax expense for the period.

    Valhi, Inc., headquartered in Dallas, Texas, is a diversified industrial management company engaged in the refined sugar, forest products, fast food and hardware products industries. Valhi is also engaged in the chemicals and titanium metals industries through its interests in NL and Tremont. Valhi's common stock is traded on the New York and Pacific Stock Exchanges under the symbol "VHI."
                                    * * * * *
                          VALHI, INC. AND SUBSIDIARIES

                       SUMMARY OF CONSOLIDATED OPERATIONS

                                   (UNAUDITED)

                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                 THREE MONTHS ENDED
                                                                                      MARCH 31,
                                                                                       1993            1994

Net sales                                                                             $171.3          $188.9

Operating income                                                                      $ 16.5          $ 18.6
General corporate and other, net                                                          .5            (2.3)
Interest expense                                                                       (12.0)           (9.0)
                                                                                         5.0             7.3
Equity in losses of affiliates, including $84 million
 market value impairment charge in 1993                                                (95.6)           (7.6)

  Loss before income taxes                                                             (90.6)            (.3)
Income tax benefit (expense)                                                            30.3             (.4)

      Net loss                                                                        $(60.3)         $  (.7)


Net loss per common share                                                             $ (.53)         $ (.01)


Weighted average common shares outstanding                                             114.1           114.3


                          VALHI, INC. AND SUBSIDIARIES

                          BUSINESS SEGMENT INFORMATION

                                   (UNAUDITED)

                                  (IN MILLIONS)


                                                                                 THREE MONTHS ENDED
                                                                                      MARCH 31,
                                                                                       1993            1994


Net sales:
  Refined sugar                                                                       $ 91.2          $104.2
  Forest products                                                                       39.6            40.0
  Fast food                                                                             26.1            26.7
  Hardware products                                                                     14.4            18.0

                                                                                      $171.3          $188.9

Operating income:
  Refined sugar                                                                       $  6.1          $  6.8
  Forest products                                                                        5.4             5.1
  Fast food                                                                              1.9             1.6
  Hardware products                                                                      3.1             5.1

                                                                                      $ 16.5          $ 18.6

Equity in losses of affiliates:
  NL Industries, Inc.                                                                 $ (9.5)         $ (5.4)
  Tremont Corporation                                                                   (2.1)           (2.2)
                                                                                       (11.6)           (7.6)
  Provision for market value impairment of NL stock                                    (84.0)            -

                                                                                      $(95.6)         $ (7.6)

                          VALHI, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                  (IN MILLIONS)


                                                                           December 31,         March 31,
                                                                               1993               1994
                                                                                               (Unaudited)

Current assets                                                                       $394.4          $362.4
Investment in NL and Tremont                                                           74.9            69.7
Other noncurrent assets                                                               231.3           234.1
Property and equipment                                                                203.3           208.6

                                                                                     $903.9          $874.8


Current liabilities                                                                  $364.8          $328.3
Long-term debt                                                                        302.5           309.0
Other noncurrent liabilities                                                           29.1            29.8
Stockholders' equity                                                                  207.5           207.7

                                                                                     $903.9          $874.8


Common shares outstanding                                                             114.3           114.3



                  SUMMARY OF CONSOLIDATED STOCKHOLDERS' EQUITY

                        THREE MONTHS ENDED MARCH 31, 1994
                                   (UNAUDITED)

                                  (IN MILLIONS)


Stockholders' equity at December 31, 1993                                                           $207.5
Net loss                                                                                               (.7)
Dividends - $.02 per share                                                                            (2.3)
Currency translation and other                                                                         3.2

Stockholders' equity at March 31, 1994                                                              $207.7
